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                              BUTZEL LETTERHEAD




                                                                    EXHIBIT 5.1




                                 Detroit Office
                               September 11, 1997


Complete Business Solutions, Inc.
32605 West Twelve Mile Road, Suite 250
Farmington Hills, Michigan 48344

     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-captioned Registration Statement on Form S-8 to be filed by Complete Business Solutions, Inc., a Michigan corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering of up to 1,083,634 shares (the "Shares") of the Company's, no par value common stock (the "Common Stock"), that may be issued from time to time pursuant to the Complete Business Solutions, Inc. 1996 Stock Option Plan (the "Plan").

     We have examined such records and documents relating to the incorporation of the Company and to the authorization and issuance of Shares under the Plan and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

     Based upon such examination and subject to the foregoing, it is our opinion that the Company is a corporation duly incorporated and in existence under the laws of the State of Michigan and the Common Stock has been duly authorized and, when issued in accordance with the terms and conditions of the Plan will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-8. In doing so, we do not admit we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.


                                              Very truly yours,



                                              /s/ Butzel Long
                                              --------------------------
                                              BUTZEL LONG